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Exhibit 23.3

Consent of Independent Auditor

        We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1 to Form S-3 No. 333-228209) of Ovascience, Inc. of our report dated May 4, 2018, relating to the financial statements of Millendo Therapeutics SAS (formerly named Alizé Pharma), appearing in the proxy statement filed on Schedule 14A, which is incorporated by reference in this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Lyon, November 28, 2018
Le Commissaire aux comptes /s/ RSM Rhône-Alpes
Gaël Dhalluin Partner

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  Exhibit 23.3
Consent of Independent Auditor